EXHIBIT 23.2



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We consent to the incorporation by reference in the Registration Statement on Form S-8 for the registration of an additional 1,300,000 shares of its common stock under the Company's 1992 Stock Option Plan, of our report dated April 30, 1999, with respect to the consolidated financial statements and schedule of Navarre Corporation included in its Annual Report on Form 10-K for the year ended March 31, 1999, filed with the Securities and Exchange Commission.

                                       /s/ ERNST & YOUNG LLP

Minneapolis, Minnesota
September 13, 1999


                                       24